Page 1 of 8 RELEASE OF ALL CLAIMS This RELEASE OF ALL CLAIMS AGREEMENT (“Agreement”) is between L3Harris Technologies, Inc. (“Company” or “L3Harris”) and Michelle Turner (“you” and similar words). Your employment with the Company will end at close of business on December 29, 2023 (your “Separation Date”). 1. Consideration. As consideration for this Agreement, if you sign and do not revoke this Agreement and otherwise abide by its terms, the Company will provide the following consideration: a. Payments. If you sign and do not revoke this Agreement and otherwise abide by its terms, the Company will pay you the following amounts, less required and authorized deductions and withholdings, within sixty (60) days following your Separation Date unless subject to a six-month delay under Section 409A of the Internal Revenue Code (“Section 409A”), due to your status as a Specified Employee (the “Specified Employee Requirement”): 1. Severance Pay. The amount of $1,600,000 (equal to one year of base salary plus one year of target bonus) 2. 2023 AIP. The amount of $951,200 in lieu of any prorated payment or other payment that you may in the future be entitled to under the 2023 AIP. 3. Payment in Lieu of Outplacement Benefits. The amount of 18,000 in lieu of outplacement benefits. 4. Additional Consideration. The amount of $500,000 as additional consideration. b. Benefits. If you currently have Medical, Dental, Vision or a Health Care Flexible Spending Account, you may elect to continue coverage for yourself and qualifying dependents under COBRA. If you choose to continue coverage under COBRA, you will pay the applicable active employee rates for the first 12 months following your separation date. Thereafter, you may continue coverage for up to the remainder of the COBRA period at the full monthly COBRA cost. If you do not elect and pay for COBRA, health care benefits and Health Care Flexible Spending Account participation will end on your Separation Date. The Parties agree that the pay and benefits described above constitute adequate consideration for this Agreement and that you are not otherwise entitled to this consideration without entering into and not revoking this agreement. 2. Equity Treatment and Protective Covenants. For purposes of any equity awards granted to you, your separation from employment will be designated as “Involuntary Separation”. As further consideration for the payments to be made to you under this Agreement, you further acknowledge and agree that all protective covenants in the terms and conditions of the equity awards granted to you are restated herein, fully incorporated by reference, and shall remain in full force and effect after your Separation Date, including, but not limited to the

Page 2 of 8 following: a. Non-Disparagement. You agree that you will not criticize, disparage, defame, or otherwise attempt to impugn the character, integrity, or reputation of Releasees (as defined in such equity terms and conditions) or the products or services of the Company or its subsidiaries and affiliated companies (via verbal, written, electronic or other communications, including, but not limited to social media platforms), nor will you unlawfully interfere with any of the business relationships of the Company or its subsidiaries and affiliates. L3Harris agrees to instruct the CHQ Senior Leadership and the Board of Directors not to express any derogatory or damaging statements about you. b. Non-solicitation and no hire. For a period of 12 months following your Separation Date, you may not recruit, induce, or solicit (or attempt to do so) employees to terminate their employment with the Company or hire or help an employee become employed by another business or organization as an employee, consultant, or contractor. c. Customer non-interference. You may not entice, induce, or solicit (or attempt to do so) any customer or potential customer to cease or reduce or refrain from doing business with the Company. d. Non-competition. For a period of 12 months following your Separation Date, you may not engage or otherwise participate in any activities with, or provide services to, a Competitive Business (as defined in such equity terms and conditions), without the prior written consent of the Vice President, Chief Human Resources Officer, or another designated executive officer of the Company. This does not prevent you from owning up to 1% of the equity in a publicly traded company. In the event of a conflict between the forgoing and the equity incentive plan terms and conditions, the terms and conditions of the equity awards granted to you will prevail. Any non-compliance with this paragraph will be deemed a material breach of this Agreement. 3. Breach of Agreement; Clawback. You agree that you will not file a civil action, lawsuit, or administrative proceeding against any Releasee with respect to any claims released herein (this does not include any claims which, by law, cannot be waived). If you file or permit to be filed any civil action, lawsuit, or administrative proceeding against any Releasee seeking personal legal or equitable relief in connection with any matter relating to your employment with or separation from the Company, breach the restrictive covenants applicable to you under this Agreement or otherwise breach a provision of this Agreement, in addition to any other rights, remedies, or defenses the Company or the other Releasees may have, L3Harris may: (1) immediately terminate this Agreement, if still in effect, without further obligation or liability to you of any kind; (2) recover from you the aggregate dollar value of all pay, insurance, and other benefits provided to you following the Separation Date; (3) recover and reclaim from you shares of L3Harris stock or cash, as the case may be; and (4) recover from you all damages, costs and expenses, including

Page 3 of 8 reasonable attorneys’ fees and costs, incurred by the Company or the other Releasee(s) in defending such civil action, lawsuit or administrative proceeding or in connection with such breach, including such reasonable attorneys’ fees and costs incurred in recovering such amounts. You further agree that any breach or threatened breach by you, intentional or otherwise, of the non-solicitation, non-competition or other provisions of this Agreement will entitle the Company, in addition to other available remedies, to a temporary and permanent injunction or any other appropriate degree of specific performance (without bond or security being required) in order to enjoin such breach or threatened breach, without the need to post any bond. 4. Other Post-Separation Benefits. For purposes of post-separation benefits, your separation will be treated as involuntary. Unless otherwise expressly provided in this Agreement or pursuant to applicable Company employee compensation or benefit arrangements, you will not be entitled to any pay, compensation, severance, insurance, or other employment benefits after your Separation Date, and you expressly waive and disclaim all such entitlement. Unless otherwise provided in this Agreement, any post-employment benefits will be governed by the terms and conditions of the applicable plan or program, which may be amended. You acknowledge that you are not eligible for 2023 AIP participation and waive any claims under the AIP plan (reference is made to Section 1.b.). 5. General Release of All Claims. In exchange for the consideration described above, you release Company and its subsidiaries, predecessors, affiliated companies and their officers, directors, shareholders, employees, agents, representatives, plans, trusts, administrators, fiduciaries, insurers, successors, and assignees (“Releasees”) from all claims, rights, demands or causes of action, of every kind and nature, whether known or unknown, suspected, or unexpected that you have or could have relating to your employment with or separation from Company, including but not limited to, all claims: a. Arising out of or in any way related to your employment with or separation from Company, or any contract or agreement between you and Company; b. Arising under or based on the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended by the Older Workers Benefit Protection Act (“OWBPA”), and alleging a violation thereof by any Releasee at any time prior to the effective date of this Agreement but does not include claims arising after your execution of this Agreement; c. Arising under or based on Title VII of the Civil Rights Act of 1964; Section 1981 of the Civil Rights Act of 1866 (42 U.S.C. §1981); the Civil Rights Act of 1991 (42 U.S.C. §1981a); the Americans with Disabilities Act of 1990 (ADA); the Family and Medical Leave Act of 1993 (FMLA); the Genetic Information Nondiscrimination Act of 2008 (GINA); the National Labor Relations Act (NLRA); the Worker Adjustment and Retraining Notification Act of 1988 (WARN); the Equal Pay Act of 1963 (EPA); the Uniform Services Employment and Reemployment Rights Act (USERRA); the Rehabilitation Act of 1973; the Occupational Safety and Health Act (OSHA); the Employee Retirement Income

Page 4 of 8 Security Act of 1974 (ERISA); the False Claims Act; Title VIII of the Corporate and Criminal Fraud and Accountability Act (18 U.S.C. §1514A) (the Sarbanes- Oxley Act); the federal Whistleblower Protection Act and any state whistleblower protection statute(s); any fair employment practice statute of any state; in each case as amended from time-to-time; and d. Arising under or based on any other federal, state, county or local law, statute, ordinance, order, policy or regulation prohibiting employment discrimination; providing for the payment of wages or benefits; or otherwise creating rights or claims for employees, or any other cause of action, including, but not limited to, all claims alleging breach of public policy; the implied obligation of good faith and fair dealing; or any express, implied, verbal or written contract, handbook, manual, policy or employment practice; or alleging misrepresentation; defamation; libel; slander; intentional or negligent infliction of emotional distress; invasion of privacy; retaliation; harassment; assault; battery; fraud; negligence; contractual interference; constructive discharge; or wrongful discharge. 6. Confidentiality. You agree that the terms and conditions of this Agreement are and will remain strictly confidential. You will not disclose (via verbal, written, electronic, or any other form of communication) any such terms and conditions, including the fact that Releasees paid any amount of money in connection herewith, to any current or former employee of Company or its affiliated companies, any other person, the media, or any organizations, agencies, or entities. You may, however, disclose the terms and conditions of this Agreement, including the payment(s) made hereunder, to your immediate family members, your attorney, your financial advisor, federal or state tax authorities or as may otherwise be required by law. If you disclose any term or condition of this Agreement to members of your immediate family, your attorney, your financial advisor, or any prospective employer, you will simultaneously notify them of this confidentiality provision and instruct them to maintain the confidentiality of this information. 7. Non-Waiver of Certain Claims. This Agreement does not waive claims which, by law, cannot be waived. This includes claims for unemployment compensation benefits, claims under the Fair Labor Standards Act (FLSA), claims for health insurance benefits under COBRA, and claims for vested benefits governed by ERISA. This Agreement also does not preclude you from filing suit to challenge the validity or enforceability of this Agreement under the ADEA, as amended by the OWBPA. You represent that you have been paid all wages legally owed to you and that you have no facts which would give rise to a claim under the FLSA or any similar state or local law pertaining to overtime, minimum wage, or payments for meal or rest breaks. This agreement does not preclude you from availing yourself of insurance coverage or indemnification: a) under any director and officer liability insurance coverage provided by the Company for acts or omissions by you while an employee of the Company or any affiliate, and/or b) for indemnification by the Company, in each case, to the extent of your right to director and officer liability insurance coverage and/or indemnification exists as of the date you sign this Agreement. 8. Permitted Actions. This Agreement does not limit your ability: (a) to report possible

Page 5 of 8 violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state or local governmental agency or commission (“Government Agencies”); (b) to communicate with Government Agencies or participate in any investigation or proceeding conducted by any Government Agencies, including providing documents or other information without notice to Company; or (c) under applicable U.S. federal law to (i) disclose trade secrets in confidence to an attorney or to federal, state and local government officials for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if such filing is made under seal and protected from public disclosure. However, to the extent permitted by law, you hereby waive any monetary benefits or other relief against Company or its affiliated companies with respect to any claims of employment discrimination, harassment, or retaliation. 9. No Further Benefits. Except as provided in this Agreement, you are not entitled to any pay, compensation, wages, bonuses, commissions, incentives, severance, or paid time off after your Separation Date, and you expressly disclaim and waive all such entitlement. 10. Additional Representations and Warranties. You acknowledge that you have read and understand L3Harris’ Code of Conduct and that you do not have any information or knowledge as to non-compliance with, or violation of, the policies and standards set forth therein. You further represent and agree that: (a) you have not instituted, prosecuted, filed, or processed any litigation or other claims or charges against L3Harris that have not previously been communicated to L3Harris in writing; (b) you are not aware of any facts that would give rise to a personal or class action claim against L3Harris under the Family and Medical Leave Act, the Fair Labor Standards Act, any claim for sexual assault, sexual harassment, or any other federal or state statute; (c) you are not aware of any work-related injuries for which you do not already have a pending claim; and (d) you will not sue L3Harris, or join in any lawsuit, or bring or join in any other claim, charge, or proceeding against L3Harris, or any other Releasee concerning any of the claims released by this Agreement. Notwithstanding the foregoing, to the extent, if any, you have a non-waivable right to file or participate in a claim or charge against L3Harris, this Agreement shall not be intended to waive such a right. 11. Return of Property. Prior to your Separation Date, you will return to Company all Company information and property in your possession, in whatever form, including but not limited to laptops, phones, tablets, thumb drives, documents, files, records, reports, notebooks, drawings, photographs, technical data, credit cards, keys, equipment, computer software, supplies or other information or property containing confidential or proprietary information of Company and its affiliated companies, and you will not retain copies of same. You further agree and certify that, no later than your Separation Date, you will permanently delete from your personal computers, tablets, or storage devices any and all confidential information or proprietary documents relating to the Company and its subsidiaries and affiliates.

Page 6 of 8 12. Trading Restrictions: Officer Questionnaire. (a) You agree and acknowledge that following your Separation Date you shall continue to be subject to the L3Harris securities insider trading policies. You also acknowledge that trading on the basis of material non-public information, or providing such information to others that may trade, is a violation of the federal securities laws. (b) Upon reasonable request by L3Harris, you shall complete an officer questionnaire in the form provided to L3Harris senior executives, the responses to which may be used to enable L3Harris to comply with the disclosure obligations to the SEC. 13. Recovery of Previous Awards for Restatements, Etc. You agree that you will remain subject to Section 15 of the Annual Incentive Plan, Section 13.10 of the 2015 Equity Incentive Plan, and any other clawback policy of the Company if any of L3Harris’ financial restatements are restated as a result of errors, omissions, or fraud, and L3Harris seeks to recover all, or a portion, of prior year payments or awards made to you under such plans. 14. Legal Proceedings and Cooperation. You agree that you will, to the extent reasonably requested, cooperate with and serve in any capacity reasonably requested by the Company in any pending or future investigation (including internal investigation), litigation or proceedings in which the Company is or may be a party, and regarding which you, by virtue of your employment with the Company, have knowledge or information which the Company deems relevant to said litigation, investigation or proceedings including, but not limited to, acting as the Company’s representative or on behalf of the Company in any said investigation, litigation, or proceedings. You further agree that you will, without the necessity for subpoena, provide in any jurisdiction in which the Company requests, truthful testimony relevant to said investigation, litigation, or proceedings. In connection with the foregoing, the Company will attempt to accommodate your schedule, provide you with reasonable advance notice of the times at which your services are needed and reimburse you for reasonable out-of-pocket expenses. This provision shall survive termination of this Agreement. 15. Attorney. You are advised to consult with an attorney or other representative of your choice prior to signing this Agreement. You have carefully read and fully understand this Agreement, and you are signing it voluntarily and of your own free will. 16. Consideration Period. You acknowledge that you received the Agreement on December 15, 2023 (the “Receipt Date”). You have 21 calendar days from the Receipt Date to consider this Agreement before signing it. Any modifications to this agreement, whether material or immaterial, will not restart the 21-day period.

Page 7 of 8 17. Revocation Period and Effective Date. You have 7 calendar days from the signature date to revoke it. This Agreement will not become enforceable until the 7-day expiration period expires (the “Effective Date”), at which time it will become fully enforceable and irrevocable. If you choose to revoke this Agreement, you must deliver to Company, within the 7-day revocation period, a signed notice of revocation delivered by both electronic mail to Melanie.Rakita@l3harris.com and Federal Express to Melanie Rakita, VP & CHRO, 1025 W. Nasa Blvd, Melbourne, FL, 32919 before the Effective Date. If you revoke the Agreement, you will not be entitled to any severance payments or benefits whatsoever. 18. Venue and Choice of Law. The parties agree that the Company is headquartered in Melbourne, Florida. This Agreement will be interpreted and enforced exclusively in accordance with Florida law, and any dispute related to this Agreement will be resolved exclusively in the United States District Court for the Middle District of Florida or the state courts with jurisdiction over Brevard County, Florida. 19. Resignation from Office. You agree that no later than the Separation Date you will resign from any offices, directorships, trusteeship, or other positions you hold with the Company or any of its subsidiaries or affiliates. 20. Validity. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be severed from the remainder of this Agreement and such invalidity or unenforceability will not affect the validity or enforceability of the remaining provisions. 21. Entire Understanding. This Agreement constitutes the entire agreement between you and the Company with respect to the subjects addressed herein and supersedes all prior agreements, understandings, and representations, in whatever form, with respect to those subjects (except that any other agreement or equity terms and conditions with the Company restricting post-employment activities remains in full force and effect). 22. Preparation of Agreement. This Agreement will be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. Regardless of which party initially drafted this Agreement, it will not be construed against any one party, and will be construed and enforced as a mutually prepared document. 23. Jury Waiver. The Parties agree that, to the extent permitted by law: (1) any dispute involving this Agreement shall be decided by a judge sitting without a jury; (2) this constitutes a WAIVER OF JURY RIGHTS; and (3) this clause is fully severable if found to be unenforceable as a matter of law.

Page 8 of 8 Agreed to by: Employee L3Harris Technologies, Inc. Michelle Turner Melanie Rakita, VP & CHRO /s/ Michelle Turner_____________________ /s/ Melanie Rakita_____________________ Signature Signature 12/17/23 12/22/23 ___________________________________ ____________________________________ Date Date